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                                                                      EXHIBIT 11

                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                 (Unaudited)


NOTE: Earnings per share are presented in accordance with Regulation S-K, Item
      601(b)(11) and APB Opinion No. 15,

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

                                                            Three Months Ended                Six Months Ended
                                                       -----------------------------    ----------------------------
                                                       June 28, 1997    June 29,1996    June 28,1997    June 29,1996
                                                       -------------    ------------    ------------    ------------

Net earnings                                           $      19,307          16,395          27,854          21,733
                                                       =============    ============    ============    ============

Weighted average common and common
 equivalent shares outstanding:

   Weighted average common shares outstanding                 34,538          34,360          34,528          33,915


   Add weighted average common equivalent
    shares - options to purchase common shares, net              247             154             302             391
                                                       -------------    ------------    ------------    ------------

Weighted average common and common
 equivalent shares outstanding                                34,785          34,514          34,830          34,306
                                                       =============    ============    ============    ============

Earnings per common and common
 equivalent share                                      $        0.56            0.48            0.80            0.63
                                                       =============    ============    ============    ============

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